Fluor Corporation	Brett Turner	Exhibit 99.1
6700 Las Colinas Blvd	Media Relations
Irving, Texas 75039	864.281.6976 tel

469.398.7000 main tel	Jason Landkamer
Investor Relations
469.398.7222 tel

News Release

FLUOR REPORTS SECOND QUARTER 2026 RESULTS

•Strong new awards of $6.1 billion reflect continued demand across key markets
•Ending backlog of $26.9 billion, 85% reimbursable
•Completed $175 million divestiture of Mexico JV
•Returned $300 million to shareholders through repurchases during the quarter; still targeting $1.4 billion for 2026

IRVING, Texas (August 7, 2026) -Fluor Corporation (NYSE: FLR) announced financial results for its second quarter ended June 30, 2026.

“Our second quarter awards demonstrate the successful pull-through of our front-end work and the confidence clients have in Fluor to advance their most important investments,” said Jim Breuer, chief executive officer of Fluor. “These awards reflect conversion of our prospect pipeline, which we continue to replenish with additional opportunities. We remain focused on disciplined growth in our selected markets, strategic capital allocation and long-term value creation for our clients and shareholders.”

Q2 2026 Highlights:
◦Revenue of $4.3 billion, up 9% y/y
◦GAAP net earnings attributable to Fluor of $114 million
◦Adjusted EBITDA [1] of $149 million
◦EPS of $0.81; adjusted EPS [1] of $0.91
◦Consolidated segment profit [1] of $170 million
◦Cash and marketable securities at quarter end were $3.0 billion
◦G&A expenses of $41 million
◦Completed NuScale monetization in April

•Operating Cash Flow: ($317) million, includes $357 million tax payment related to NuScale monetization
•New Awards: $6.1 billion, compared with $1.8 billion in the prior-year period; 89% reimbursable
•Backlog: $26.9 billion; 85% reimbursable, with legacy project backlog reduced to $119 million

[1] Non-GAAP Financial Measure. See “Non-GAAP Financial Measures” for additional information.

Outlook
We are not providing forward-looking guidance for U.S. GAAP net earnings or U.S. GAAP earnings per share, or a quantitative reconciliation of adjusted EBITDA or adjusted EPS guidance, because we are unable to predict with reasonable certainty all of the components required to provide such reconciliation without unreasonable efforts, which are uncertain and could have a material impact on GAAP reported results for the guidance period. See “Non-GAAP Financial Measures” for additional information.

The company is narrowing its 2026 adjusted EBITDA guidance from $525 – $560 million to $500 – $525 million. This reduction reflects the removal of the previously estimated 2nd half contribution from the JV in Mexico. Adjusted EBITDA guidance excludes items similar to those outlined in the reconciliation table at the end of this release.

Business Segments

Urban Solutions reported second quarter segment profit of $38 million, compared with $29 million in the prior-year period, reflecting increased execution levels on mining and metals projects, partially offset by cost growth of $44 million for the now substantially completed Gordie Howe International Bridge project due to the effects of foreign currency fluctuation, a subcontractor bankruptcy and client driven changes. Revenue improved to $2.9 billion, compared with $2.1 billion a year ago. New awards totaled $3.2 billion, compared with $856 million in the prior-year period. Awards for the quarter included a fertilizer project in Canada, an incremental life sciences award in the United States, and an infrastructure project in Europe. Ending backlog was $19.4 billion, compared with $20.6 billion a year ago.

Energy Solutions reported second quarter segment profit of $88 million, compared with $15 million in the prior-year period. Results reflect favorable close out items on certain projects, including our former JV in Mexico. Revenue was $709 million, compared with $1.1 billion a year ago. New awards totaled $704 million, compared with $549 million in the second quarter of 2025. New awards for the quarter included a gas compression project on the west coast and the limited notice to proceed on the phase 2 expansion of the LNG Canada project. Ending backlog was $3.5 billion, compared with $5.6 billion a year ago.

Mission Solutions reported second quarter segment profit of $44 million, compared with $35 million in the prior year period. Results reflect improved award fee performance within our DOE portfolio. Second quarter revenue was $716 million, compared with $762 million a year ago. New awards increased to $2.2 billion from $363 million in the second quarter of 2025 and included the reimbursable EPC contract for the Centrus nuclear fuel enrichment facility.

Conference Call
Fluor will host a conference call at 8:30 a.m. Eastern on Friday, August 7, which will be webcast live and can be accessed by logging onto investor.fluor.com. The call will also be accessible by telephone at 833-461-5787 (U.S./Canada) or +1 585-542-9983. The conference ID is 315702289.
A replay of the webcast will be available for 30 days.

Non-GAAP Financial Measures
This news release contains discussions of consolidated segment profit (loss) and margin, adjusted net earnings (loss), adjusted EPS and adjusted EBITDA that are non-GAAP financial measures under SEC rules. Segment profit (loss) is calculated as revenue less cost of revenue and earnings attributable to noncontrolling interests. The company believes that segment profit (loss) provides a meaningful perspective on its business results as it is the aggregation of individual segment profit measures that the company utilizes to evaluate and manage its business performance. Adjusted net earnings (loss) is defined as net earnings (loss) from core operations excluding equity method earnings and the impacts of foreign exchange fluctuations, impairments and certain items that management believes are unrelated to actual normalized operational performance. Net earnings (loss) from core operations is net earnings (loss) attributable to Fluor excluding the results of our remaining Stork and AMECO equipment businesses that are no longer classified as discontinued operations but that continue to be marketed for sale or that have been sold. Adjusted EPS is defined as adjusted net earnings divided by weighted average diluted shares outstanding. Adjusted EBITDA is defined as net earnings from operations before interest, income taxes, depreciation and amortization (EBITDA), further adjusted by the same items excluded from adjusted net earnings. The company believes adjusted net earnings, adjusted EPS and adjusted EBITDA allow investors to evaluate the company’s ongoing earnings on a normalized basis and make meaningful period-over-period comparisons. However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation from or a substitute for measures of financial performance prepared in accordance with U.S. GAAP. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures reported by other companies. Reconciliations of consolidated segment profit (loss), adjusted net earnings, adjusted EPS and adjusted EBITDA to the most comparable GAAP measures are included in the press release tables. The company is unable to provide a reconciliation of its adjusted EPS and adjusted EBITDA guidance to the most comparable GAAP measure without unreasonable efforts because it is unable to predict with reasonable certainty all of the components required to provide such reconciliation, including the impact of foreign exchange fluctuations, which are uncertain and could have a material impact on GAAP reported results for the guidance period.

About Fluor Corporation
Fluor Corporation (NYSE: FLR) is building a better world by applying world-class expertise to solve its clients’ greatest challenges. Fluor’s nearly 23,500 employees provide professional and technical solutions that deliver safe, well-executed, capital-efficient projects to clients around the world. Fluor had revenue of $15.5 billion in 2025 and is ranked 292 among the Fortune 500 companies. With headquarters in Irving, Texas, Fluor has provided engineering, procurement and construction services for more than a century. For more information, please visit www.fluor.com or follow Fluor on Facebook, Instagram, LinkedIn, X and YouTube.

Forward-Looking Statements: This release may contain forward-looking statements (including without limitation statements to the effect that the Company or its management "will," "believes," "expects," “anticipates,” "plans" or other similar expressions). These forward-looking statements including statements relating to strategic and operation plans, future growth, new awards, backlog, earnings, capital allocation plans and the outlook for the company’s business.

Actual results may differ materially as a result of a number of factors, including, among other things, the cyclical nature of many of the markets the Company serves and our clients’ vulnerability to poor economic conditions, such as inflation, slow growth or recession, which may result in decreased capital investment and reduced demand for our services; the Company's failure to receive new contract awards; cost overruns, project delays or other problems arising from project execution activities, including the failure to meet cost and schedule estimates; intense competition in the industries in which we operate; the inability to hire and retain qualified personnel; failure of our joint venture or other partners to perform their obligations; the failure of our suppliers, subcontractors and other third parties to adequately perform services under our contracts; cyber-security breaches; possible information technology interruptions; risks related to the use of artificial intelligence and similar technologies; exposure to political and economic risks in different countries, including tariffs and trade policies, geopolitical events and conflicts, civil unrest, security issues, labor conditions and other foreign economic and political uncertainties in the countries in which we do business; the impact of government shutdowns and spending cuts, in particular with respect to our contracts with the U.S. government; client cancellations of, or scope adjustments to, existing contracts; failure to maintain safe worksites and international security risks; risks or uncertainties associated with events outside of our control, including weather conditions, pandemics, public health crises, political crises or other catastrophic events; the use of estimates in preparing our financial statements; client delays or defaults in making payments; uncertainties, restrictions and regulations impacting our government contracts; the potential impact of certain tax matters; the Company's ability to secure appropriate insurance; liabilities associated with the performance of nuclear services; foreign currency risks; the loss of one or a few clients that account for a significant portion of the Company's revenues; failure to adequately protect intellectual property rights; climate change, natural disasters and related environmental issues; increasing scrutiny with respect to sustainability practices; risks related to our indebtedness; the availability of credit and restrictions imposed by credit facilities, both for the Company and our clients, suppliers, subcontractors or other partners; restrictive covenants contained in the agreements governing our debt; possible limitations on bonding or letter of credit capacity; failure to obtain favorable results in existing or future litigation and regulatory proceedings, dispute resolution proceedings or claims, including claims for additional costs; failure by us or our employees, agents or partners to comply with laws; new or changing legal requirements, including those relating to environmental, health and safety matters; and restrictions on possible transactions imposed by our charter documents and Delaware law. Caution must be exercised in relying on these and other forward-looking statements. Due to known and unknown risks, the Company’s results may differ materially from its expectations and projections.

Additional information concerning these and other factors can be found in the Company's public periodic filings with the Securities and Exchange Commission, including the discussion under the heading "Item 1A. Risk Factors" in the Company's Form 10-K filed on February 17, 2026. Such filings are available either publicly or upon request from Fluor's Investor Relations Department: (469) 398-7222. The Company disclaims any intent or obligation other than as required by law to update its forward-looking statements in light of new information or future events.

SUMMARY OF FINANCIALS AND U.S. GAAP RECONCILIATION OF CONSOLIDATED SEGMENT PROFIT

	Three Months Ended June 30,				Six Months Ended June 30,
(in millions)	2026		2025		2026		2025
Revenue
Urban Solutions	$2,904		$2,070		$5,341		$4,227
Energy Solutions	709		1,143		1,412		2,349
Mission Solutions	716		762		1,238		1,358
Other	—		3		—		25
Total revenue	$4,329		$3,978		$7,991		$7,959

Segment profit (loss) $ and margin %
Urban Solutions	$38	1.3%	$29	1.4%	$44	0.8%	$99	2.3%
Energy Solutions	88	12.4%	15	1.3%	161	11.4%	63	2.7%
Mission Solutions	44	6.1%	35	4.6%	(26)	(2.1)%	40	2.9%
Other	—	NM	(1)	(33.3)%	(1)	NM	8	32.0%
Total segment profit $ and margin %	$170	3.9%	$78	2.0%	$178	2.2%	$210	2.6%

G&A	(41)		(52)		(103)		(88)
Gain on sale of CFHI	—		—		124		—
Foreign currency gain (loss)	(3)		(30)		12		(44)
Interest income, net	21		17		36		34
Earnings (loss) attributable to NCI	9		(22)		15		(13)
Earnings (loss) before taxes	156		(9)		262		99
Income tax expense(1)	(25)		(765)		(17)		(712)
Net earnings (loss) before equity method earnings	131		(774)		245		(613)
Equity method earnings (loss)	(8)		3,212		44		2,819
Net earnings	123		2,438		289		2,206
Less: Net earnings (loss) attributable to NCI	9		(22)		15		(13)
Net earnings attributable to Fluor	$114		$2,460		$274		$2,219

New awards
Urban Solutions	$3,172		$856		$5,316		$6,186
Energy Solutions	704		549		916		864
Mission Solutions	2,227		363		2,560		527
Other	—		—		—		—
Total new awards	$6,103		$1,768		$8,792		$7,577

New awards related to projects located outside of the U.S.	37%		50%		42%		19%

(1) Income tax expense includes tax benefits attributable to equity method earnings of $18 million in the 2026 Period. There was no tax benefit or expense attributable to equity method earnings in the 2026 Quarter. Income tax expense included tax expense attributable to equity method earnings of $757 million and $684 million in the 2025 Quarter and 2025 Period, respectively.

(in millions)	June 30, 2026	June 30, 2025
Backlog
Urban Solutions	$19,439	$20,576
Energy Solutions	3,461	5,583
Mission Solutions	3,991	2,046
Other	—	—
Total backlog	$26,891	$28,205

Backlog related to projects located outside of the U.S.	42%	42%
Backlog related to reimbursable projects	85%	80%

SUMMARY OF CASH FLOW INFORMATION

	Six Months Ended June 30,
(in millions)	2026	2025
OPERATING CASH FLOW (1)	$(207)	$(307)

INVESTING CASH FLOW
Proceeds from the sale of NuScale shares	1,831	—
Proceeds from sales and maturities (purchases) of marketable securities	(59)	34
Capital expenditures	(18)	(25)
Proceeds from sales of assets (including the sale of CFHI in 2026)	124	62
Investments in partnerships and joint ventures	(101)	(135)
Other	6	3
Investing cash flow	1,783	(61)

FINANCING CASH FLOW
Repurchase of common stock	(816)	(295)
Purchase and retirement of debt	—	(36)
Capital contributions by NCI (net of distributions)	51	—
Other	(1)	(10)
Financing cash flow	(766)	(341)

Effect of exchange rate changes on cash	(22)	52
Increase (decrease) in cash and cash equivalents	788	(657)
Cash and cash equivalents at beginning of period	2,135	2,829
Cash and cash equivalents at end of period	$2,923	$2,172

Cash paid during the period for:
Interest	$18	$19
Income taxes (net of refunds)	418	83

(1) Includes $357 million for income taxes associated with NuScale share sales.

RECONCILIATION OF U.S. GAAP NET EARNINGS TO ADJUSTED NET EARNINGS AND U.S. GAAP EARNINGS PER SHARE TO ADJUSTED EARNINGS PER SHARE (1)
	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
(In millions, except per share amounts)	2026	2025	2026	2025
Net earnings attributable to Fluor	$114	$2,460	$274	$2,219
Exclude: Stork businesses (now divested)	—	1	1	(9)
Net earnings from core operations (1)	114	2,461	275	2,210
Adjustments: (2)
Equity method (earnings) loss	$8	$(3,212)	$(44)	$(2,819)
Gain on sale of CFHI	—	—	(124)	—
Systems & business transformation cost	3	—	3	—
Impact of litigation on completed projects (3)	2	28	98	56
Impact of bad debt reserve taken for a long-completed project	—	—	—	22
Severance and other exit costs	—	9	—	9
Reserve for legacy legal claims	—	4	—	4
Embedded foreign currency derivative (gain)/loss	(1)	11	(2)	13
Foreign currency (gain)/loss	3	30	(10)	44
Tax (benefit) expense on above items	—	741	(46)	658
Adjusted Net Earnings	$129	$72	$150	$197

Diluted EPS	$0.81	$14.81	$1.89	$13.19
Adjusted EPS	$0.91	$0.43	$1.04	$1.17

(1) Core operations excludes the results of our now-divested Stork businesses.
(2) We exclude earnings impacts for litigation outcomes, claims, settlements or associated damages from adjusted earnings when they are significant in magnitude, non-routine and do not represent on-going normal operations.

(3) Reflects the impact of a ruling on the LOGCAP materials management qui tam matter for the six months ended June 30, 2026. Reflects the impact of an arbitration ruling on a fabrication project at our Energy Solutions joint venture in Mexico for the three months ended June 30, 2025. For the six months ended June 30, 2025, amounts also include the impact of a recent ruling on a long-standing claim on a Mission Solutions project completed in 2019.

RECONCILIATION OF U.S. GAAP NET EARNINGS ATTRIBUTABLE TO FLUOR TO ADJUSTED EBITDA
	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
(in millions)	2026	2025	2026	2025

Net earnings attributable to Fluor	$114	$2,460	$274	$2,219
Interest income, net	(21)	(17)	(36)	(34)
Tax expense	25	765	17	712
Equity method (earnings) loss	8	(3,212)	(44)	(2,819)
Depreciation & amortization	16	17	32	35
EBITDA	$142	$13	$243	$113

Adjustments: (1)
Stork businesses (now divested)	$—	$1	$1	$(10)
Gain on sale of CFHI	—	—	(124)	—
Systems & business transformation cost	3	—	3	—
Impact of litigation on completed projects (2)	2	28	98	56
Impact of bad debt reserve taken for a long-completed project	—	—	—	22
Severance and other exit costs	—	9	—	9
Reserve for legacy legal claims	—	4	—	4
Embedded foreign currency derivative (gain)/loss	(1)	11	(2)	13
Foreign currency (gain)/loss	3	30	(10)	44
Adjusted EBITDA	$149	$96	$209	$251

(1) We exclude earnings impacts for litigation outcomes, claims, settlements or associated damages from adjusted earnings when they are significant in magnitude, non-routine and do not represent on-going normal operations.

(2) Reflects the impact of a ruling on the LOGCAP materials management qui tam matter for the six months ended June 30, 2026. Reflects the impact of an arbitration ruling on a fabrication project at our Energy Solutions joint venture in Mexico for the three months ended June 30, 2025. For the six months ended June 30, 2025, amounts also include the impact of a recent ruling on a long-standing claim on a Mission Solutions project completed in 2019.